UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PowerShares Actively Managed Exchange-Traded Commodity Fund Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Lacey Road, Suite 700 Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, par value $0.01 per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-193135.

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of each of PowerShares DB Optimum Yield Diversified Commodity Strategy Portfolio and PowerShares Bloomberg Commodity Strategy Portfolio, each a series of PowerShares Actively Managed Exchange-Traded Commodity Fund Trust (the “Trust”), to be registered hereunder is set forth in the Pre-Effective Amendment No. 4 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-193135; 811-22927) as filed with the Securities and Exchange Commission on November 4, 2014, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
PowerShares DB Optimum Yield Diversified Commodity Strategy Portfolio	47-1985734
PowerShares Bloomberg Commodity Strategy Portfolio	47-1886299

ITEM 2.	EXHIBITS.

1. The Trust’s Agreement and Declaration of Trust is included as exhibit (a)(2) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-193135; 811-22927), as filed with the Securities and Exchange Commission on December 30, 2013.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-193135; 811-22927), as filed with the Securities and Exchange Commission on November 3, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 5, 2014

POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED COMMODITY FUND TRUST

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Secretary